SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2003

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

14315 West Hardy Road, Houston, Texas 77060

(Address of principal executive offices)

(281) 847-0029

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On August 15, 2003, the Registrant acquired a 200,000 square foot manufacturing facility on 40 acres near Marshall, Texas. On August 18, 2003, the Registrant announced completion of a $3 million private placement of equity securities. The following unaudited, interim balance sheet as of August 18, 2003 includes these two transactions and is filed because of their materiality.

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEET

As of August 18, 2003

ASSETS:
CURRENT ASSETS
Cash and cash equivalents	$1,656,398
Accounts Receivable	100,147
Inventory	447,272
Notes receivable	17,610
Prepaid expenses	317,349

TOTAL CURRENT ASSETS	2,538,776
PROPERTY, PLANT AND EQUIPMENT, NET	4,560,821
OTHER ASSETS
Patents and purchased technologies, less accumulated amortization of $697,918	1,143,128
Goodwill	1,511,358
Securities held for investment	1,020,000
Other	76,426

TOTAL ASSETS	$10,850,509

LIABILITIES AND STOCKHOLDERS’ EQUITY:
CURRENT LIABILITIES
Accounts payable	$857,895
Accrued expenses	70,320

TOTAL CURRENT LIABILITIES	928,215
Note payable, Sponsor Investments, LLC	1,100,000
Note payable, net of debt discount of $87,333	1,912,667

TOTAL LIABILITIES	3,940,882
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 stated value, 20,000,000 shares authorized, 13,906,996 issued and outstanding	20,236,484
Common Stock, $.001 par value, 150,000,000 shares authorized, 46,588,043 issued and outstanding	46,589
Additional paid-in-capital	43,878,489
Deficit	(57,251,935)

TOTAL STOCKHOLDERS’ EQUITY	6,909,627

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,850,509

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Kevin C. Maddox
Kevin C. Maddox, Chief Financial Officer

Date: September 18, 2003